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                                                                    Exhibit 4(a)

                         CERTIFICATE OF INCORPORATION
                                      OF
                           RELIASTAR FINANCIAL CORP.
                                 (AS AMENDED)


     FIRST: The name of the Corporation is ReliaStar Financial Corp.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, located in New Castle County. The registered agent of the Corporation at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 207,000,000 shares, consisting of 7,000,000 shares of Preferred Stock, par value $.01 per share, and 200,000,000 shares of Common Stock, par value $.01 per share. (Revised May 8,
1997)

     The designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock, and the Common Stock which are fixed by this Certificate of Incorporation and the express grant of authority to the Board of Directors to fix by resolution or resolutions the designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock which are not fixed by this Certificate of Incorporation are as follows and as elsewhere set forth in Articles Sixth, Seventh, Eighth and Tenth:

               1. The Preferred Stock may be issued at any time or from time to time in any amount provided not more than 7,000,000 shares thereof shall be outstanding at any one time, as Preferred Stock of one or more series, as hereinafter provided. Each share of any one series of Preferred Stock shall be identical in all respects except as to the date from which dividends thereon may be cumulative, each series of Preferred Stock shall be distinctly designated by letter or descriptive words, and all series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of Section 2 of this Article Fourth. Shares of Preferred Stock shall be issued only as fully paid and nonassessable shares.

               2. Authority is hereby expressly granted to and vested in the Board of Directors at any time or from time to time, without action by or approval of the shareholders, to issue the Preferred Stock as Preferred Stock of one or more series, to fix by resolution or resolutions providing for the issuance of shares of any series the designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series so far as not inconsistent with
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     the provisions of this Article Fourth applicable to all series of Preferred
     Stock, and to the full extent now or hereafter permitted by the laws of the State of Delaware, including the following:

               (a) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

               (b) the rate or rates of dividends payable on shares of such series, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall be cumulative on the shares of such series, the preferences, restrictions, limitations and conditions upon the payment of dividends, and the dates on which dividends, if declared, shall be payable;

               (c) whether shares of such series shall be redeemable and, if so, the terms and provisions of such redemption, including the date or dates upon or after which they shall be redeemable, the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and the manner of selecting shares for redemption;

               (d) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

               (e) whether shares of such series shall have a purchase, retirement or sinking fund for the purchase, retirement or redemption of shares of such series and, if so, the terms and provisions thereof;

               (f) whether shares of such series shall have conversion privileges and, if so, the terms and provisions thereof, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (g) whether shares of such series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms and provisions thereof; and

               (h) any other preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof.

          3. The holders of the Preferred Stock of each series shall be entitled to receive such dividends, when and as declared by the Board of Directors, out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series, payable on such dates as may be fixed in such resolution or resolutions. So long as there shall be outstanding any

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     shares of Preferred Stock of any series entitled to cumulative dividends pursuant to the resolution or resolutions providing for the issuance of such series, no dividend, whether in cash or property, shall be paid or declared, nor shall any distribution be made, on the Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, if at the time of making such payment, declaration, distribution, purchase, redemption or acquisition the Corporation shall be in default with respect to any dividend payable on, or obligation to maintain a purchase, retirement or sinking fund with respect to or to redeem, shares of Preferred Stock of any series. The foregoing provisions of this Section 3 shall not, however, apply to a dividend payable in Common Stock or to the acquisition of shares of Common Stock in exchange for, or through application of the proceeds of the sale of shares of Common Stock. Subject to the foregoing and to any further limitations prescribed in accordance with the provisions of Section 2 of this Article Fourth, the Board of Directors may declare, out of funds legally available therefor, dividends upon the then outstanding shares of Common Stock, and shares of Preferred Stock of any series shall not be entitled to participate therein.

         4. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Stock of each series shall be entitled to receive, out of the assets of the Corporation available for distribution to its shareholders, before any distribution of assets shall be made to the holders of the Common Stock, the amount per share provided by the Board of Directors pursuant to Section 2 of this Article Fourth, which may include an amount equal to any cumulative dividends thereon to the date of final distribution to the holders of the Preferred Stock; and the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of all series, to participate ratably in all the assets of the Corporation then remaining in accordance with their respective rights and preferences. If upon any liquidation, dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, unless otherwise provided by the Board of Directors pursuant to Section 2 of this Article Fourth the holders of shares of Preferred Stock of all series shall participate ratably in any distribution of assets according to the respective amount which would be payable in respect to the shares of Preferred Stock held by them upon such distribution if all amounts payable in respect of the Preferred Stock of all series were paid in full. Neither a statutory merger nor consolidation of the Corporation into or with any other corporation into or with any other corporation, nor a statutory merger or consolidation of any other corporation, into or with the Corporation, nor a sale, transfer or exchange or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

         5. The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the Preferred Stock of any series at the price or prices and on the terms and conditions provided in the resolution or resolutions of the Board of Directors providing for the issuance of such series.

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         6. Anything herein or in any resolution or resolutions of the Board of
     Directors providing for the issuance of any series of Preferred Stock to the contrary notwithstanding, the rights of holders of all classes and series of capital stock of the Corporation in respect of dividends and purchase, retirement or sinking funds, if any, shall at all times be subject to the power of the Board of Directors from time to time to set aside such reserves and to make such other provisions, if any, as the Board of Directors shall deem to be necessary or advisable for working capital, for expansion of the Corporation's business (including the acquisition of real and personal property for that purpose) and for any other purpose of the Corporation.

         7. Except as otherwise provided by law or by this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, the holders of the Preferred Stock shall not be entitled to vote and shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote. Except as otherwise provided by law or by this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, the vote of the holders of all or any portion of any class or series of capital stock, as a class or series, shall not be required for any action to be taken or authorized by the shareholders of the Corporation, including any amendment of this Certificate of Incorporation. Except as otherwise provided by law or by this Certificate of Incorporation, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.

         8. Except as otherwise provided by law or by this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock or by the instrument governing the security, obligation, warrant, option or right, no holder of shares of any class or series of capital stock of the Corporation or of any security or obligation convertible into, or of any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of capital stock of the Corporation or any security or obligation convertible into, or any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized.

         9. Authority is hereby expressly granted to and vested in the Board of Directors at any time and from time to time, without action by or approval of the shareholders, to declare, create and issue, with respect to shares of any class or series of capital stock of the Corporation, dividends or distributions in, or options or rights to acquire, shares of any class or series of capital stock of the Corporation, or other securities, and to fix by resolution or resolutions providing for the declaration, creation and issuance of any such dividend, distribution, option or right the terms, provisions, rights, qualifications, limitations or restrictions thereof so far as not inconsistent with the provisions of this Article Fourth, and to the full extent now or hereafter permitted by the laws of the State of Delaware, including (a) provisions for the adjustment thereof upon an acquisition of shares, reorganization, merger,

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

     consolidation, sale of assets, business combination (including a Business Combination as defined in Article Seventh) or other event, and (b) provisions that prevent the holder of a specified percentage of outstanding shares of any class or series of capital stock of the Corporation, including transferees of such holder, from exercising rights thereunder.

     FIFTH: The name and address of the sole incorporator of the Corporation is Royce N. Sanner, 20 Washington Avenue South, Minneapolis, Minnesota 55401.

     SIXTH: The following provisions shall govern the management of the business and the conduct of the affairs of the Corporation and shall define, limit and regulate the rights and powers of the Corporation and of the Board of Directors and shareholders:

         1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

         2. The Board of Directors shall consist of not less than six nor more than eighteen directors. The directors shall be divided into three classes as nearly equal in number as possible; the term of one class shall expire at the 1989 annual meeting of shareholders; the term of a second class shall expire at the 1990 annual meeting of shareholders; and the term of a third class shall expire at the 1991 annual meeting of shareholders; and at each annual meeting of shareholders successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years. Each class shall consist of not less than two nor more than six directors. The number of directors in the class to be elected at an annual meeting of shareholders shall be determined by the Board of Directors prior to such meeting or, in the absence of such determination, by the shareholders at such meeting.

         3. In the event of a vacancy occurring in any class, the Board of Directors may reduce the number of directors in such class to eliminate the vacancy, but in no case may the number of directors in such class be less than two. The Board of Directors may increase the number of directors in a class, but in no case may the number of directors in such class be more than six. In the event of a vacancy occurring in any class or a newly created directorship resulting from an increase in the number of directors in any class, the Board of Directors may fill such vacancy or newly created directorship for the remainder of the unexpired term by vote of the majority of the remaining directors, though less than a quorum. The directors of each class shall hold office for the term for which elected and until the successors to such class are elected, and nothing herein shall prevent any retiring director from being eligible for re-election.

         4. The shareholders shall not have the right to remove any directors except for cause and upon the affirmative vote of at least 75% of the votes entitled to be cast by the holders of all outstanding shares of capital stock entitled to vote generally in the election of directors of the Corporation, voting together as a single class.

         5. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately, to

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     elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other provisions relating to such directorships shall be governed by the provisions of this Certificate of Incorporation applicable thereto, including the resolution or resolutions adopted by the Board of Directors pursuant to Section 2 of Article Fourth, and such directors so elected shall not be divided into classes pursuant to Section 2 of this Article Sixth unless expressly provided by such provisions.

         6. Elections of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

         7. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by the director as a director; provided, however, that this
     Section 7 shall not eliminate or limit the liability of a director to the extent provided by applicable law (a) for any breach of the duty of loyalty of the director to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any unlawful action under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal. If the laws of the State of Delaware are hereafter changed to permit further elimination or limitation of the liability of directors, then the liability of each director of the Corporation shall thereupon be eliminated or limited to the fullest extent then permitted by law.

         8. The Board of Directors shall have concurrent power with the shareholders to adopt, alter, amend or repeal the By-Laws of the Corporation. The Board of Directors may so adopt or change the By-Laws upon the affirmative vote of the number of directors which shall constitute, under the provisions of the By-Laws, the action of the Board of Directors. The shareholders may not so adopt or change the By-Laws except upon the affirmative vote of at least 75% of the votes entitled to be cast by the holders of all outstanding shares of stock entitled to vote, voting together as a single class.

         9. When considering a merger, consolidation, sale of assets, business combination (including a Business Combination as defined in Article Seventh) or other transaction, the Board of Directors and any committee thereof, the directors and the officers of the Corporation may, in considering the best interests of the Corporation and its shareholders, consider the interests of and the effects of such transaction upon the employees, customers and suppliers of the Corporation and its subsidiaries and upon communities in which the Corporation and its subsidiaries are located or do business.

        10. The Board of Directors may from time to time determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account, book or

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     document of the Corporation except as and to the extent expressly provided by law or expressly authorized by resolution of the Board of Directors.

        11. In addition to the powers and authority herein or by law expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and any By-Laws adopted by the shareholders; provided, however, that no By-Laws hereafter adopted by the shareholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

        12. No action shall be taken by the shareholders of the Corporation except at an annual or special meeting of the shareholders, and the right of shareholders to act by written consent in lieu of a meeting is specifically denied. The procedures for calling, and persons entitled to call, a special meeting of the shareholders shall be specified in the By-Laws.

     SEVENTH: The following provisions shall further govern the management of the business and the conduct of the affairs of the Corporation and shall further define, limit and regulate the rights and powers of the Corporation and of the Board of Directors and shareholders:

         1. In addition to any affirmative vote required by law or by this Certificate of Incorporation or by the By-Laws of the Corporation, or otherwise, and except as otherwise expressly provided in Section 2 of this Article Seventh, a Business Combination shall require the affirmative vote of at least 75% of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or by any other provision of this Certificate of Incorporation or by the By-Laws of the Corporation or by any agreement with any national securities exchange, or otherwise.

         2. Section 1 of this Article Seventh shall not be applicable to a particular Business Combination, and the Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or by the By-Laws of the Corporation or by any agreement with any national securities exchange, or otherwise, if the conditions specified in either of the following Paragraphs (a) or (b) are met:

               (a) The Business Combination shall have been approved by a majority of the Continuing Directors; or

               (b)  all of the following conditions shall have been met:

                     (i) The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in the

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               Business Combination shall be at least equal to the highest amount determined under Clauses (A) and (B) below:

                         (A) (if applicable) the highest per share price
                    (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the date of the first public announcement of the proposed Business Combination (the "Announcement Date") or in the transaction in which the Interested Shareholder became an Interested Shareholder, whichever is higher, and

                         (B) The Fair Market Value per share of Common Stock on
                    the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date being referred to herein as the "Determination Date"), whichever is higher.

                     (ii) The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of Capital Stock, other than Common Stock, in the Business Combination shall be at least equal to the highest amount determined under Clauses (A), (B) and (C) below:

                         (A) (if applicable) the highest per share price
                    (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date or in the transaction in which the Interested Shareholder became an Interested Shareholder, whichever is higher;

                         (B) the Fair Market Value per share of such class or
                    series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                         (C) (if applicable) the highest preferential amount per
                    share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, regardless of

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                    whether the Business Combination to be consummated
                    constitutes such an event.

                    The provisions of this Paragraph (b)(ii) shall be required to be met with respect to every class or series of Capital Stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

                    (iii) The consideration to be received by holders of a particular class or series of Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder. The price determined in accordance with Paragraphs (b)(i) and (b)(ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, combination of shares or similar event .

                    (iv) After the Interested Shareholder has become an Interested Shareholder and prior to the consummation of the Business Combination: (A) there shall have been no failure to declare and pay at the regular rate therefor any full quarterly or other regularly scheduled dividends (whether or not cumulative) payable in accordance with the terms of any class or series of Capital Stock, except as approved by a majority of the Continuing Directors; (B) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock dividend, stock split or similar event), recapitalization, reorganization or similar event except as approved by a majority of the Continuing Directors; (C) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split, combination of shares or similar event), that has the effect of reducing the number of outstanding shares of Common Stock, except as approved by a majority of the Continuing Directors; and (D) except as approved by a majority of the Continuing Directors, the Interested Shareholder shall not have become the beneficial owner of any additional shares of Capital Stock other than as part of the transaction that results in the Interested Shareholder becoming an Interested Shareholder and other than in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage beneficial ownership of any class or series of Capital Stock.

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                    (v)     After the Interested Shareholder has become an
               Interested Shareholder, the Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with the Business Combination or otherwise.

                    (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing the Act) shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of the Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that a majority of the Continuing Directors may choose to make and, if deemed advisable by a majority of the Continuing Directors, a statement as to the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or lack of fairness) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Shareholder and its Affiliates and Associates.

                    (vii) The Interested Shareholder shall not have made or caused to be made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

          3.   For purposes of this Article Seventh:

               (a)  The term "Business Combination" shall mean:

                    (i) any merger, consolidation or statutory exchange of
               shares of the Corporation or any Subsidiary with (A) any Interested Shareholder or (B) any other corporation (whether or not itself an Interested Shareholder) which is or after such merger, consolidation or statutory share exchange would be an Affiliate or Associate of an Interested Shareholder; provided, however, that the foregoing shall not include the merger of a wholly-owned Subsidiary of the Corporation into the Corporation, the merger of a wholly-owned Subsidiary of the Corporation into Northwestern National Life Insurance Company, a Minnesota corporation, pursuant to which Northwestern National Life Insurance Company first becomes a Subsidiary of the Corporation, or the merger of two or more wholly-owned Subsidiaries of the Corporation; or

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

                    (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder of any assets of the Corporation or any Subsidiary equal to or greater than 10% of the book value of the consolidated assets of the Corporation; or

                    (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with the Corporation or any Subsidiary of any assets of an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder equal to or greater than 10% of the book value of the consolidated assets of the Corporation; or

                    (iv) the issuance or transfer by the Corporation or any
               Subsidiary (in one transaction or a series of transactions) to an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder of any securities of the Corporation (except pursuant to any stock dividend, stock split or similar event that would not have the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into shares of Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder) or of any securities of a Subsidiary (except pursuant to a pro rata distribution to all holders of Common Stock of the Corporation); or

                    (v) the adoption of any plan or proposal for the liquidation, dissolution or winding up of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder; or

                    (vi) any transaction (whether or not with or otherwise
               involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into shares of Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder, including any reclassification of securities, recapitalization or reorganization of the Corporation or similar event, or any merger, consolidation or statutory exchange of shares of the Corporation with any Subsidiary; or

                    (vii) any agreement, contract, arrangement or understanding providing for any one or more of the actions specified in the foregoing Clauses (i) through (vi).

               (b) The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article Fourth of this

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

          Certificate of Incorporation. The term "Voting Stock" shall mean all Capital Stock of the Corporation entitled to vote generally in the election of directors of the Corporation.

               (c) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, contract, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.

               (d) The term "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (i) is the beneficial owner of Voting Stock representing 20% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing 20% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

               (e) A person shall be deemed a "beneficial owner" of any shares of Capital Stock (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, contract, arrangement or understanding, or (C) the right to dispose or direct the disposition of, pursuant to any agreement, contract, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any contract, agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to Paragraph (d) of this Section 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph (e), but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

               (f) The term "Affiliate," used to indicate a relationship with a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person. The term "Associate," used to indicate a relationship with a specified person, shall mean (i) any person (other than the Corporation or a Subsidiary) of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person or any relative of such spouse who has the same home as such specified person or who is a director or officer of the Corporation or any Subsidiary, and (iv) any person who is a director or officer of such specified person or any of its parents or subsidiaries (other than the Corporation or a Subsidiary).

               (g) The term "Subsidiary" shall mean any corporation of which a majority of any class of equity securities is beneficially owned, directly or indirectly, by the Corporation; provided, however, that, for the purposes of Paragraph (d) of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity securities is beneficially owned, directly or indirectly, by the Corporation.

              (h) The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation, while such person is a member of the Board of Directors, who was a member of the Board of Directors prior to the time that the Interested Shareholder involved in the Business Combination in question became an Interested Shareholder, and any member of the Board of Directors, while such person is a member of the Board of Directors, whose election, or nomination for election by the Corporation's shareholders, was approved by vote of a majority of the Continuing Directors; provided, however, that in no event shall an Interested Shareholder involved in the Business Combination in question or any Affiliate, Associate or representative of such Interested Shareholder be deemed to be a Continuing Director.

               (i) The term "Fair Market Value" shall mean (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors; and (iii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

               (j) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs (b)(i) and (b)(ii) of Section 2 of this Article Seventh shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

          4. The Continuing Directors by majority vote shall have the power to determine for the purposes of this Article Seventh, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Capital Stock (including Voting Stock) or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets that are the subject of any Business Combination equal or exceed 10% of the book value of the consolidated assets of the Corporation, (e) whether a plan or proposal for the liquidation, dissolution or winding up of the Corporation is proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder, (f) whether any transaction or event has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into shares of Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder, (g) whether any Business Combination satisfies the conditions set forth in Paragraph (h) of Section 2 of this Article Seventh, and (b) such other matters with respect to which a determination is required under this Article Seventh. Any such determination made in good faith shall be binding and conclusive on all parties.

          5. Nothing contained in this Article Seventh shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

          6. The fact that any Business Combination complies with the provisions of Section 2 of this Article Seventh shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, or the Continuing Directors, or any of them, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, or the Continuing Directors, or any of them, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

     EIGHTH: The following provisions shall further govern the management of the business and conduct of the affairs of the Corporation and shall further define, limit and regulate the rights and powers of the Corporation and of the Board of Directors and shareholders:

          1. During the period from the date Northwestern National Life Insurance Company, a Minnesota corporation, first becomes a Subsidiary of the Corporation until the third anniversary of such date, so long as any person other than the Corporation or a Subsidiary thereof is (without giving effect to this Article Eighth) the beneficial owner of Voting Stock representing more than 20% of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock (a "Substantial Shareholder"), the record holders of the shares of Voting Stock beneficially owned by such Substantial Shareholder shall have limited voting rights on all matters, as follows: with respect to the shares of Voting Stock that would entitle such record holders in the aggregate to cast 20% of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock, such record holders shall be entitled to cast the vote per share specified in this Certificate of Incorporation; with respect to the shares of Voting Stock that would otherwise entitle such record holders in the aggregate to cast in excess of 20% of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock (without giving effect to this Article Eighth), such record holders shall not be entitled to cast any votes for such shares, so that such record holders shall be entitled to cast with respect to all shares of Voting Stock held by such record holders in aggregate only such number of votes that would equal (after giving effect to this Article Eighth) 20% of the votes entitled to be cast by all holders of outstanding shares of Voting Stock. The aggregate voting power of such record holders, so limited, for all shares of Voting Stock beneficially owned by the Substantial Shareholder shall be allocated proportionately among such record holders as follows: for each such record holder, this allocation shall be accomplished by multiplying the aggregate voting power (after giving effect to this Article Eighth) of the outstanding shares of Voting Stock beneficially owned by the Substantial Shareholder by a fraction the numerator of which is the number of votes that such shares of Voting Stock owned of record by such record holder would have entitled such record holder to cast were no effect given to this Article Eighth and the denominator of which is the total number of votes that all shares of Voting Stock beneficially owned by the Substantial Shareholder would have entitled their record holders to cast were no effect given to this Article Eighth.

          2. For purposes of this Article Eighth, the terms "Voting Stock" (except as modified in the next sentence), "person," "beneficial owner," "Affiliate," "Associate" and "Subsidiary" shall have the meanings set forth in Section 3 of Article Seventh. Notwithstanding any other definition contained in this Certificate of Incorporation, for purposes of this Article Eighth the term "Voting Stock" shall include any series of Preferred Stock if and only if the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series expressly provide that such series is to be included within the term "Voting Stock" for purposes of Section 1 of this Article Eighth.

         3. Except as otherwise provided in this Certificate of Incorporation or in the By-Laws of the Corporation, the presence in person or by proxy of the holders of record of shares of Voting Stock entitling the Holders thereof to cast a majority of the votes (after giving effect, if applicable, to this Article Eighth) entitled to be cast by the holders of all outstanding shares of Voting Stock shall constitute a quorum at all meetings of the shareholders.

         4. The Board of Directors by majority vote shall have the power to determine for the purposes of this Article Eighth, on the basis of information known to them after reasonable inquiry, (a) whether a person is a Substantial Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) the persons who may be deemed to be the record holders of shares beneficially owned by a Substantial Shareholder, and (e) such other matters with respect to which a determination is required under this Article Eighth. Any such determination made in good faith shall be binding and conclusive on all parties.

          5. The Board of Directors shall have the right to demand that any person who is reasonably believed to be a Substantial Shareholder (or to hold of record shares of Voting Stock beneficially owned by a Substantial Shareholder) supply the Corporation with complete information as to (a) the record holder or holders of all shares beneficially owned by such person,
     (b) the number of shares of Voting Stock beneficially owned by such person and held of record by each such record holder, and (c) any other factual matter relating to the applicability or effect of this Article Eighth as may reasonably be requested of such person, and such person shall furnish such information within ten days after the receipt of such demand.

          6. Nothing contained in this Article Eighth shall be construed to relieve any Substantial Shareholder from any fiduciary obligation imposed by law.

     NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appoint for the Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver of receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the shareholders or class of shareholders of the Corporation, as the case may be, and also on the Corporation.

     TENTH: Subject to the provisions of this Certificate of Incorporation, the Corporation reserves the right to alter, amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights of shareholders or others hereunder are subject to such reservation. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding that a lesser percentage or separate class or series vote may be specified by law or by this Certificate of Incorporation or by the By-Laws of the Corporation, or otherwise), the affirmative vote of the holders of at least 75% of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock (as defined in Section 3 of Article Seventh), voting together as a single class, shall be required to alter, amend or repeal, or adopt any provisions inconsistent with, Article Fourth, Sections 2, 4, 7, 8, 9, 10, 11 and 12 of Article Sixth, Article Seventh, Article Eighth and this Article Tenth; provided, however, that with respect to Article Fourth, Sections 2, 4, 7, 8, 9, 10, 11 and 12 of Article Sixth, Article Seventh, Article Eighth and this Article Tenth, such special voting requirements shall not apply to, and such special votes shall not be required for, any alteration, amendment, repeal or adoption recommended by the Board of Directors if a majority of the directors then in office are persons who would be eligible to serve as Continuing Directors. For purposes of this Article Tenth the term "Continuing Director" shall mean any member of the Board of Directors, while such person is a member of the Board of Directors, and, if there shall be an Interested Shareholder (as defined in Section 3 of Article Seventh) at the time the Board of Directors makes its recommendation, who was a member of the Board of Directors prior to the time that any person (as defined in Section 3 of Article Seventh) who is then an Interested Shareholder became an Interested Shareholder, and any member of the Board of Directors, while such person is a member of the Board of Directors, whose election, or nomination for election by the Corporation's shareholders, was approved by vote of a majority of the Continuing Directors; provided, however, that in no event shall any person who is then an Interested Shareholder or any Affiliate (as defined in Section 3 of Article Seventh), Associate (as defined in Section 3 of Article Seventh) or representative of such Interested Shareholder be deemed to be a Continuing Director.